VINSON & ELKINS L.L.P.
2300 FIRST CITY TOWER
1001 FANNIN STREET
HOUSTON, TEXAS 77002-6760
TELEPHONE (713) 758-2222
FAX (713) 758-2346
www.velaw.com

EXHIBIT 5.1

May 13, 2005

Goodrich Petroleum Corporation
808 Travis Street, Suite 1320
Houston, Texas 77002

Ladies and Gentlemen:

     We have acted as counsel for Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (Registration No. 333-121560) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on April 11, 2005, related to the offering from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 of securities of, among others, the Company, including common stock, par value $0.20 per share of the Company (the “Common Stock”), and the prospectus contained in the Registration Statement (the “Basic Prospectus”). We have also participated in the preparation of the Prospectus Supplement dated May 10, 2005 (the “Prospectus Supplement”) to the Basic Prospectus relating to the offering and sale of up to an aggregate of 3,910,000 shares of Common Stock, including 200,000 shares of Common Stock to be sold by HGF Partnership (the “Selling Stockholder Shares”) and up to 3,710,000 shares of Common Stock to be sold by the Company (the “Company Shares”) pursuant to an Underwriting Agreement dated May 10, 2005 among the Company, the Selling Stockholder and the underwriters named in the Schedule I thereto (the “Underwriting Agreement”).

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement and Prospectus Supplement, (iii) resolutions of the board of directors of the Company and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents and, (iv) in conducting our examination of documents executed by parties other than the Company, such parties had the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action and the due execution and

AUSTIN  •  BEIJING  •  DALLAS  •  DUBAI  •  HOUSTON  •  LONDON  •  MOSCOW  •  NEW YORK  •  SINGAPORE  •  WASHINGTON, D.C.

Goodrich Petroleum Corporation

May 13, 2005

delivery by such parties of such documents that, to the extent such documents purport to constitute agreements, such documents constitute valued and binding obligations of such parties.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

2.	The Company Shares have been duly authorized and, when issued and paid for as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     The foregoing opinions are limited to the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.